Exhibit 10.1

                  OPPORTUNITY AND STRATEGIC ALLIANCE AGREEMENT

THIS AGREEMENT is made and entered into as of this 1st day of September, 2002, by and between Energy Professional Marketing Group, Inc., a Utah corporation ("EPMG"), a wholly-owned subsidiary of Innovative Software Technologies, Inc., with its principal place of business at 5072 North 300 West Provo, Utah 84604 and Education Success, Inc., a Utah corporation ("ESI"), with its principal place of business at 1354 South 1370 East, Provo, Utah 84606.

                                    RECITALS:

A. EPMG and ESI are engaged in independent business enterprises, including the development and promotion of Internet marketing tools and services; and

B. The parties each have and share an interest in entering into a strategic relationship whereby each might benefit from certain opportunities and agreements, for their mutual and respective profit and business development; and

C. The parties desire to memorialize by this instrument and agreement the formation of such an alliance relating specifically to certain business opportunities in which ESI has acquired or holds certain rights and equities in which EPMG wishes to participate, and to set out the terms and conditions governing said relationship.

D. The parties acknowledge that EPMG does not wish to be in the small sales Internet marketing business (sales under $100.00 per sale) and lead generation business. EPMG and ESI also acknowledge that there is common ownership between ESI and Innovative Software Technologies, Inc. and that this does not create a conflict of interest between the parties.

E. The parties acknowledge that EPMG will pay out to ESI only on cash sales and that finance sales will belong to EPMG with no commissions being paid on these sales other than the cash portion of the sale.

                                   AGREEMENT:

NOW,  THEREFORE,  in  consideration  of  the  mutual  promises,   covenants  and
undertakings   of  the   parties   hereto  and  for  other  good  and   valuable
consideration, it is agreed as follows:

1. ESI is currently negotiating, and also anticipates obtaining certain rights, under services contracts and agreements with various companies. These contracts and agreements extend opportunity benefits to ESI to generate leads which then can be used to market additional products and services.

2. EPMG hereby agrees to purchase from ESI and ESI hereby agrees to transfer and convey to EPMG leads.



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3. EPMG will make the cash payments  required under  paragraph 2(b) above in the respective amounts for leads provided, as follows:

     a. EPMG will generate sales from the leads given them by ESI. The gross sales generated will be adjusted for a reserve against future cancellations. This reserve will be 4%. The remaining monies will be split with 66% going to EPMG and 34% to ESI.

     b. EPMG will remit to ESI a weekly settlement on Friday for the previous week's sales.

     c. EPMG and ESI will equally pay any royalties associated with sales by EPMG.

4. All sales of products and services from all leads generated as a result of ESI's efforts will be processed through EPMG's merchant account. In such cases, ESI's and EPMG's respective obligations shall be calculated and satisfied between them, pro rata, based on the percentages of their respective sales and revenue under the separate principal contracts. EPMG shall furnish to ESI a calculation and accounting of such share division. ESI shall have the right to audit such calculations and accounting, directly or through an authorized representative, not more often than [quarterly] upon reasonable advance notice, during normal business hours.

5. The purpose and intent of the parties under this Agreement is to join and cooperate in the promotion and exploitation of certain business opportunities, including the parties' opportunities to sell and otherwise to market their respective services and products, as set forth herein. The parties intend only to divide between them marketing opportunities resulting from rights accruing under the contracts in which each, by this Agreement, shall participate. The parties understand and acknowledge that this Agreement does not extend to or anticipate a pro-rata division of actual income, or of the parties' respective costs and expenses.

6. The parties do not intend by this relationship to form a joint venture or partnership. Each is and shall remain, relative to each other and to all third parties, independent contractors, whose rights and relationships shall be governed exclusively by this Agreement.

7. The term of this Agreement is coextensive with the terms of each of the Principal Contracts, including any extensions thereof.

8. EPMG acknowledges that the rights obtained under this Agreement are rights derived from efforts by and business opportunities extended to ESI. EPMG covenants and agrees that it will not communicate, correspond, deal, or negotiate with any party to the Principal Contracts (or to attempt to do so or anything similar or equivalent) or to compete with ESI's rights or relationships with such parties or otherwise to circumvent this Agreement.

9. General Provisions.

     a. Indemnification. Each party agrees to indemnify the other, including any parent, subsidiaries or affiliates, together with officers, agents and employees of said entities, from and against any and all claims, liability, actions, causes of action, judgments or regulatory actions, along with associated costs and fees, arising

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          from, in connection  with, or as a result of the products and services of the indemnifying party. Notwithstanding the foregoing, neither party shall be required to indemnify the other party from claims or actions arising solely from the other party's actions or the actions of the other party's agents or employees.

     b. Public Announcements and Promotional Materials. EPMG and ESI shall cooperate with each other either to issue a joint press release and/or to enable each party to issue and post to its web site an announcement concerning this Agreement, provided that each party must approve any such press announcement prior to its release. Any separate release shall be subject to must approve such press release prior to its release.

     c. Force Majeure. If either party is prevented from performing any portion of this Agreement (except the payment of money) by causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain materials or services or acts of God, such defaulting party will be excused from performance for the period of the delay and for a reasonable time thereafter.

     d. Dispute Resolution. The parties agree to attempt in good faith to resolve all disputes arising between them first through mediation (to be commenced within 48 hours from the receipt by a party of the notice described below) and, if mediation is not successful, through negotiated settlement or court action. Neither party shall file a lawsuit until the mediation has been completed, except that in the event that the actions of one party will cause or are causing the other immediate irreparable injury requiring temporary injunctive relief and the other party is unwilling to suspend its planned or existing activity to allow for expedited mediation, the aggrieved party may file suit and seek such temporary injunctive relief in a court with jurisdiction over the subject matter of the dispute. Dispute resolution under this section shall be triggered by one party's service upon the other of a written notice and request to mediate, identifying the subject matter of the dispute and the nature of the relief sought. Unless otherwise agreed in writing at the time of mediation, mediation shall be conducted through and under the mediation rules of the American Arbitration Association in the County of residence of the party against whom a mediation demand is directed.

     e. Limitation of Actions. Either party may bring no action arising or resulting from this Agreement, regardless of its form, more than two
          (2) years after termination of this Agreement.

     f. Jurisdiction. This Agreement will in all respects be governed by and construed in accordance with the laws of the State of Utah. Notwithstanding, any action against EPMG or ESI shall be subject to the exclusive jurisdiction of the federal or state courts in Utah.

     g. Attorneys' Fees. Each party agrees to pay the other's reasonable attorneys' fees and costs of litigation if the original party, for any cause whatsoever, brings suits

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          against the other party and the other party is finally  adjudicated to be the prevailing party in such litigation.

     h. Waiver. No waiver of any right or remedy on one occasion by either party will be deemed a waiver of that right or remedy on any other occasion.

     i. Superior Agreement. This Agreement will not be supplemented or modified by any course of dealing or usage of trade. Variance from or addition to the terms and conditions of this Agreement in any written notification from either party will be of no effect, unless otherwise expressly provided for in this Agreement. This Agreement may be amended or modified only by a writing signed by each party.

     j. Assignment. This Agreement is not assignable by either party, in whole or in part, without the other party's prior written consent. Notwithstanding, neither party will unreasonably withhold consent to an assignment of this Agreement or any part of this Agreement to a parent, subsidiary or affiliate of the other party, provided that such entity is at least as capable as the assigning party of satisfying that party's responsibilities hereunder. Any attempted assignment without the required written consent will be null and void.

     k. Notice. Unless otherwise agreed to by the parties, all notices required under this Agreement will be deemed effective when received and made in writing by either (ii) registered mail, (ii) certified mail, return receipt requested, or (iii) overnight mail, addressed and sent to the address indicated on the Signature Page, to the attention of the person designated as the responsible representative or to that person's successor.

     l. Severability. If any term, provision, covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated. The parties further agree to substitute for the invalid provision a valid provision that most closely approximates the intent and economic effect of the invalid provision.

     m. Independent Contractors. Each party acknowledges that the parties to this Agreement are independent contractors and that it will not, except as may otherwise be expressly allowed under this Agreement, represent itself as an agent or legal representative of the other. The parties do not intend, by this Agreement, to enter into any partnership or joint venture.

     n. Headings. The headings provided in this Agreement are for convenience only and will not be used in interpreting or construing this Agreement.

     o. Scope of Agreement. Each of the parties hereto acknowledges that it has read this Agreement, understands it and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of agreement regarding the subject matter and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants and

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          all other  communications  between the parties relating to the express subject matter hereof. This Agreement may be amended only by a writing that refers specifically to this Agreement and is signed by both parties.

Dated as of the date first set forth above.



Energy Professional Marketing Group, Inc.



By: /s/ D. Shane Hackett
Its: Director, Chairman

5072 North 300 West
Provo, Utah 84604



Education Success, Inc.



By: /s/ Ethan A. Willis
Its:

1354 South 1370 East
Provo, Utah 84606


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